                              POWER MARKETING, INC.
                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION

     Power Marketing, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

     DOES HEREBY CERTIFY:

     1st: That by unanimous written consent of the Board of Directors of Power
Marketing, Inc., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and proposing approval by the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the FIRST article thereof so that, as amended, said
     Article shall read as set forth below:

     FIRST: The name of this corporation shall be: TAG Entertainment Corp.

     2rd: That thereafter, pursuant to resolution of its Board of Directors, a written approval by majority consent of the stockholders of said Corporation was duly received in accordance with the General Corporation law of the State of
Delaware, by which consent the necessary number of shares as required by statute were voted in favor of the amendment.

     3th: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and the
necessary number of shares as required by statute were voted in favor of the amendment.

     IN WITNESS WHEREOF, said Power Marketing, Inc., has caused this certificate to be signed by John Furlong, its President and its Secretary-Treasurer, this day of November, 2004.

                                                By:_____________________________
                                                   John Furlong, President and
                                                   Secretary - Treasurer